                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

              Date of Report:                     October 2, 2003

              Date of Earliest Event Reported:    September 18th, 2003

                               Secure Blue, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                           (Former Name of Registrant)

         Nevada                                        95-4666270
(State of Organization)                   (I.R.S. Employer Identification No.)

                        Commission File Number: 000-26211

                         277 West 11th Street, Suite 2F
                            New York, New York. 10014
                    (Address of Principal Executive Offices)

       Registrants Telephone Number (including area code): (212) 924-3548

Secure Blue, Inc.                                Report on Form 8-K

Item 1.  Changes in Control of Registrant

On August 15th, 2003 Secure Blue, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with RedHand Software, Ltd. (a U.K
Corporation) ("RedHand") to acquire all of the issued and outstanding common stock of RedHand, subject to the completion of mutual due diligence examinations and the completion of the acquisition of RedHand, Inc. by Secure Blue, Inc.

The closing of the Agreement occurred on September 18th, 2003, subject to processing of the appropriate state filings required to complete the transaction. In connection with the Agreement, the Company will issue an aggregate of 14,000,000 shares of its restricted common stock, par value $0.001 per share, to the shareholders of RedHand in exchange for the 14,000,000 shares of RedHand common stock owned by approximately 6 shareholders.

In connection with Closing of the Agreement, the Company is changing its name to
"RedHand International." and is changing the OTCBB symbol under which our common stock trades on the Over-The-Counter Bulleting Board. The current directors and officers shall resign their positions as directors and officers of the Company.
As a result, the Company will have experienced a change in control.

In connection with reorganization, at or prior to Closing (i) certain shareholders of the Company have agreed to have canceled an aggregate 3,000,000 shares of common stock, representing approximately 30% of our 9,240,000 shares of common stock currently outstanding, leaving 6,240,000 shares of common stock outstanding, and (ii) the Company will issue 14,000,000 newly issued, restricted shares of common stock in exchange for all of the issued and outstanding shares of RedHand.

Following the Closing of the transaction RedHand Shareholders will own approximately 60% of the issued and outstanding shares of the Company.

Following the share exchange, Secure Blue, Inc. will have 20,240,000 common shares issued and outstanding. The following are the Officers, Directors and the shareholders that will beneficially own five percent or more of Secure Blue,
Inc.

                                                                   Number of     % of Total
Name                                           Class of Shares    Shares Held    Outstanding

James Leslie Pilkington, CEO                      Common Stock      661,118        2.84%
8 Vieux Vesenaz
1222 Vesenaz
Geneva
Switzerland

Richard Oravec, President                         Common Stock            0           0%
122 Pilgrim Drive
Greenwich, Ct. 06831

Derek Witherington, Director of Technology        Common Stock    4,666,666       19.79%
378a Ashley Road
Parkstone
Poole
Dorset    BH14 9DQ
UK

Fenella McMorland Hunter, Director of Operations  Common Stock    3,111,110        15.4%
Holmleigh
Woodcock Street
Castle Cary
Somerset    BA7 7BJ
UK

Roy Davis, Director of Marketing                  Common Stock    1,555,556        6.67%
2 Brompton Cottages
Hollywood Road
London    SW10 9HL
UK

The Pilkington Settlement*                        Common Stock    3,344,432       14.39%
A.I.B  Worthy Trust Limited
PO Box 361
Grenville Street Jersey     JE4 9WN
UK

Nigel Soane-Sands                                 Common Stock      661,118        2.84%
Vue Des Isles
La Petit Val
Alderney
Channel Islands     GY9 3UU
UK

*A family trust in which Mr. James Leslie Pilkington is the beneficiary

Number of shares beneficially owned by officers and directors as a group:
14,000,000 representing 60.00% of the issued and outstanding common shares.

Mr. Alfonso Hernandez Jr. will resign as the President and will resign as a director of the Company. Executive officers and directors of RedHand will be appointed to fill vacancies created by the resignations. James Leslie Pilkington will be our Chairman and Chief Executive Officer of the Company and the
remaining appointments are being made as indicated in the above table of ownership.

The Company knows of no other arrangement or events, the happening of which will result in a change in control.

Item 2.   Acquisition or Disposition of Assets.

Agreement and Plan of Merger with RedHand, Inc.

On August 15, 2003, Secure Blue, Inc.. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with RedHand, Softare, Ltd. Inc.
("RedHand") to acquire all of the issued and outstanding common stock of
RedHand, discussed previously in item 1 of this current report.

Secure Blue, Inc. will deliver to RedHand Shareholders stock certificates in accordance with the Agreement totaling 14,000,000 shares of Secure Blue, Inc.
Common Stock, in exchange for 100% of RedHand issued and outstanding common stock.

The Board considered, including but not limited to the following factors when determining the amount of consideration for this Agreement. The historic losses of the company, lack of current net profits, limited liquidity of the company's
Common Stock and the current lack of available capital resources were considered when making its valuation of the compensation related to the Agreement. The
Board further considered the current level development of RedHand Software's existing operations, their potential to expand operations, the experience of its management team, and believes this agreement will be beneficial to the shareholders.

RedHand Software Ltd. and its management had no prior relationship with the registrant, any affiliates of the registrant, any director or officer of the registrant, or any associate of any such director or officer. Secure Blue, Inc.
sought potential opportunities to expand operations and initiated contact with
RedHand Software Ltd..

In connection with the Agreement and Plan of Merger, all assets and liabilities of the Eightball DBA Westchester Sports Grill are intended to be acquired by
Jose Garcia, in consideration for the cancellation of 3,000,000 shares of common stock currently held by Mr. Garcia. The Eight Ball Restaurant was never developed due to a lack of expansion capital, lack of subsequent marketing, and a general slow down in the Entertainment sector. The Eight Ball Restaurant's operations have benefited little from the public entity and have been burdened by the expense. This disposition of assets is subject to applicable approvals.

Item 4. Changes in Registrant's Certifying Accountant.

On September 1, 2003, Mark Sherman, CPA ("Sherman"), resigned as the independent public accountants of Secure Blue, Inc. (the "Registrant"). Sherman's reports on the Registrant's financial statements for the quarter ended June 30th, 2003 and year end Dec 31st, 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years ended December 31st, 2002, and the subsequent interim period through June 30,
2003, there were no disagreements between the Registrant and Sherman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Sherman's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

On September 1, 2003 the Registrant engaged Eisner LLP ("Eisner") to serve as the Registrant's independent public accountants for its fiscal year ending
December 31, 2003. During the years ended December 31, 2000 and 2001, and through the date of engagement, the Registrant did not consult Eisner with respect to the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and neither written nor oral advice was provided the Registration that was considered in reaching a decision as to any auditing or financial reporting issues, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii)
of Regulation S-K.

Item 5. Other Events and Regulation FD disclosure.

The company has made the following press release in regards to the consummation of the RedHand Merger:

Press Release

RedHand Security Acquired by Secure Blue, Inc.

NEW YORK--(BUSINESS WIRE)-September 25th, 2003-Secure Blue, Incorporated
(OTCBB:SBLI - news) has announced that it has completed the agreement to acquire all the issued and outstanding shares of U.K based Red Hand Software, Ltd.

As previously stated, Secure Blue will acquire all the issued and outstanding shares of RedHand Software Ltd. and Les Pilkington will assume the title of
Chairman and CEO of Secure Blue. As per terms of the agreement, Secure Blue will issue 14,000,000 restricted shares of stock as consideration for the purchase of
RedHand. The Board has also applied to change the name of the Corporation from
Secure Blue, Inc. to RedHand International to more accurately reflect its current business. Accordingly, the Board of Directors of Secure Blue has
unanimously decided to spin off the former assets and liabilities of the
Eightball DBA Westchester Sports Grill.

Mr Pilkington, Chairman and CEO of RedHand Software, Ltd. commented, "The merger will enable us to fully develop our product lines in the North American Market.
We are especially keen to roll out our highly specialized and sophisticated suite of workplace monitoring software as quickly as possible. As previously mentioned, our software is already distributed within the U.S. but with new, sweeping corporate regulatory policies underway, there is an exciting opportunity to capitalize on the market place."

About RedHand Software Ltd.

RedHand™ Software Ltd. develops and markets a suite of software products that enables businesses to monitor the workplace activities of users connected to internal computer networks. Currently marketed to Government agencies and businesses of all sizes, RedHand is particularly relevant to those organizations operating in highly regulated markets where compliance and security are crucial.

In recent years the growth of corporate and executive liability has been matched by a similar rise in internal network computer abuse. RedHand fulfills the need of all organizations to take firm and prudent action to protect their corporate integrity, officers, employees, customers and suppliers from the wide range of potential liabilities inherent in unmonitored IT networks.

RedHand's sophisticated technology ensures that organizations can continuously monitor their internal network security and be confident of its effectiveness.
At the same time RedHand collects business-critical data that can be used to significantly improve asset management, risk management, and ultimately, productivity in the modern IT workplace.

For more information on the company, please visit their website www.redhand.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements about events and circumstances that have not yet occurred. For example, words such as "will,"
"can," "expects," "enables," "believes" or other statements in the future tense, are forward-looking statements. Actual outcomes and results may differ materially from expectations in this press release due to a number of risks and uncertainties. Such risks and uncertainties include whether the market for security products will grow as projected, if at all, whether demand for
RedHand's products will continue, whether new products will be successful and whether products will perform as expected.

Item 7.   Financial Statements and Exhibits

Financial Statements required by this item are currently unavailable and will be filed by amendment to this report no later than 60 days from the required filing date of this report.

Exhibit (2) - Stock Purchase Agreement and Plan of Reorganization - Dated August
15th, 2003, as amended September 18th, is attached and incorporated into this current report.

Exhibit (16) - Change in Registrants Certifying Accountant - Dated October 2,
2003 is attached.

                                   Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Secure Blue, Inc.

                                                  By: /s/ Alfonso Hernandez Jr., President
                                                             Alfonso Hernandez Jr., President

Date: October 2, 2003